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                                                                     EXHIBIT 4.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated and effective as of July 24, 2003, is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the "Borrower"), the BANKS (as hereinafter defined), BANK OF TOKYO-MITSUBISHI TRUST COMPANY and JPMORGAN CHASE BANK, each in its capacity as a syndication agent, FLEET NATIONAL BANK and SUNTRUST BANK, each in its capacity as a documentation agent, BANK ONE, NA, CITIZENS BANK OF MASSACHUSETTS and THE BANK OF NEW YORK, each in its capacity as a co-agent and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the "Agent").

                              W I T N E S S E T H:

         WHEREAS, reference is made to that certain Credit Agreement, dated as of December 23, 2002, by and among the Borrower, the Banks party thereto, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each in its capacity as a syndication agent, Fleet National Bank and SunTrust Bank, each in its capacity as a documentation agent, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York, each in its capacity as a co-agent, and the Agent (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as hereinafter provided.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1.       DEFINITIONS.

         Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

         2.       AMENDMENT OF CREDIT AGREEMENT.

         (a)      Section 1.1 [Certain Definitions.]

                  (i) Existing Definitions. The following existing definitions contained in Section 1.1 the Credit Agreement are hereby amended and restated to read as follows:

                           "Facility Fees collectively and Facility Fee
                  separately shall have the meaning given to such terms in
                  Section 2.4.1."

                           "364-Day Facility Fees collectively and 364-Day
                  Facility Fee separately shall have the meaning given to such terms in Section 2.4.2."

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                  (ii)     New Definitions. The following new definitions are
         hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

                           "Facility Usage Fees collectively and Facility Usage
                  Fee separately shall have the meaning given to such terms in
                  Section 2.4.3."

                           "364-Day Revolving Credit Usage Fees collectively and
                  364-Day Revolving Credit Usage Fee separately shall have the meaning given to such terms in Section 2.4.4."

         (b) Section 2.4 [Facility Fees; 364-Day Facility Fees.] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.4     Certain Fees.

                           2.4.1    Facility Fees.

                           Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) on the average daily amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time. All Facility Fees shall be payable quarterly in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Loans.

                           2.4.2    364-Day Facility Fees.

                           Accruing from the date hereof until the 364-Day Loan Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's 364-Day Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "364-Day Facility Fee") equal to the Applicable 364-Day Facility Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) on the average daily amount of such Bank's 364-Day Revolving Credit Commitment as the same may be constituted from time to time. All 364-Day Facility Fees shall be payable quarterly in arrears on the First Business Day of each January, April, July and October after the date hereof and on the 364-Day Loan Expiration Date or upon acceleration of the Loans.

                           2.4.3    Facility Usage Fees.

                           During the period commencing on the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, a nonrefundable fee (the "Facility Usage Fee") for each day when Revolving Facility Usage exceeds thirty-three and one-third percent (33-1/3%) of the Revolving Credit Commitments in an amount equal to the sum of (i) 0.125%

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         per annum (computed on the basis of a year of 360 days and actual days elapsed) computed on the amount of the Revolving Credit Loans outstanding on such day plus (ii) 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed) computed on the amount of the Letters of Credit Outstanding on such day plus (iii) 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed) computed on the amount of the Swing Loans outstanding on such day. The Facility Usage Fee shall be payable quarterly in arrears on the first Business Day of each January, April, July, and October after the date hereof and on the Expiration Date or upon acceleration of the Loans.

                           2.4.4    364-Day Revolving Credit Usage Fees.

                           During the period commencing on the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, a nonrefundable fee (the "364-Day Revolving Credit Usage Fee") for each day when 364-Day Revolving Credit Loans exceed thirty-three and one-third percent (33-1/3%) of the 364-Day Revolving Credit Commitments in an amount equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the amount of the 364-Day Revolving Credit Loans outstanding. The 364-Day Revolving Credit Usage Fee shall be payable quarterly in arrears on the First Business Day of each January, April, July, and October after the date hereof and on the 364-Day Loan Expiration Date or upon acceleration of the Loans."

         (c) Schedule 1.1(A)--Pricing Grid of the Credit Agreement is hereby amended by deleting Subsections (c) and (d) in their entirety.

         3.       CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT.

         The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

         Legal Details; Counterparts.

         (a) All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

         (b) This Amendment shall become effective when it has been executed by the Borrower, the Agent and the Required Banks and each of the other conditions set forth in this Section 3 has been satisfied.

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         4.       MISCELLANEOUS.

         (a) Force and Effect. The Credit Agreement is hereby amended in accordance with the terms hereof and any reference to the Credit Agreement in any Loan Document or any other document, instrument, or agreement shall hereafter mean and include the Credit Agreement as amended hereby. The Credit Agreement (as amended by this Amendment) and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect.

         (b) Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

         (c) Counterparts. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) Fees and Expenses. The Borrower shall not be responsible for payment of any attorneys' fees or other expenses specifically associated with the preparation and execution of this Amendment.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

ATTEST:                           NEW JERSEY NATURAL GAS COMPANY

By: /s/Oleta Harden               By: /s/T. C. Hearne                   [Seal]
    -----------------------           ----------------------------------
Name:  Oleta Harden               Name:  T. C. Hearne
Title: Secretary                  Title: Senior Vice President and Treasurer

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  BANK OF TOKYO-MITSUBISHI TRUST
                                  COMPANY, individually and as Syndication Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  BANK ONE, NA, individually and as Co-Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  CITIZENS BANK OF MASSACHUSETTS,
                                  individually and as a Co-Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  FLEET NATIONAL BANK, individually and as Documentation Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  JPMORGAN CHASE BANK, individually and as Syndication Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  PNC BANK, NATIONAL ASSOCIATION,
                                  individually and as Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  SUNTRUST BANK, individually and as
                                  Documentation Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  THE BANK OF NEW YORK, individually and as a Co-Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

                                  WACHOVIA BANK, NATIONAL
                                  ASSOCIATION

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________